TRADING AGREEMENT

THIS TRADING AGREEMENT (this “Agreement”), made as of this 7th day of January 2021 (the “Effective Date”), by and among the individuals or entities who have signed a form of page 8 of this Agreement below (each a “Signature Page”, each signatory a “Shareholder” and collectively if more than one, the “Shareholders”) and Rapid Therapeutic Science Laboratories, Inc., a Nevada corporation (RTSL) (the “Company”).

W I T N E S S E TH:

WHEREAS, each Shareholder holds that number of shares of the Company’s convertible preferred stock as are set forth next to his, her or its signature on the Signature Page (which shares, together with any and all other shares of common stock or other securities of the Company which a Shareholder may obtain beneficial or record ownership of until the end of the Trading Period (defined below), the “Shares”) including, but not limited to the shares of common stock issuable upon conversion of such convertible preferred stock and any shares obtained by exercising Warrants, or converting convertible securities and/or preferred stock, which Shares shall be subject to the terms of this Agreement as provided below; and

WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions contained hereinafter to set forth conditions pursuant to which the Shareholder may transfer and sell the Shares.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, $10 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Shareholder, the parties hereto hereby agree as follows.

1.  Trading Period. Each Shareholder hereby agrees that:

1.1.  Until February 1, 2025, each Shareholder will not, directly or indirectly Transfer any of the Shares; provided that after January 1, 2023, and until October 31, 2025 (such period, the “Trading Period”), each Shareholder shall be authorized to sell a limited number of Shares in connection with an open market sale of the Shares, which number of Shares sold in the open market shall not exceed, on a daily basis, more than:

(1) 5.0% of the average aggregate daily number of shares of the Company’s common stock which have traded publicly on the OTC Pink Market, OTCQB, or such other market or exchange on which the Company’s common stock primarily trades, relative to the volume of shares trading during the open market (daily trading volume) (as adjusted for any stock split, recapitalization or combination), as determined by the daily trading volume of the open market for the preceeding rolling thirty days.

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.

1.2.  Additionally, during the Trading Period:

(1) Shareholders will not engage in collectively selling of individual, isolated trades of Shares that total in aggregate more than 5% of the daily trading volume of the Company’s common stock.

(2) Each Shareholder will not sell any Shares in the first or last 30 minutes of any trading day.

(3) Each Shareholder will trade the Shares in multiple trades and not have the allocated daily volume be placed as a single order placed on a trading desk as block trade in the last hour and 30 minutes of the trading day. The individual trading will be done on a “dripped procedure” relative to the daily trading volume.  An exemption to this requirement will be if a trade is placed early in the day and the volume “vanishes” at the end of the trading day.

(4) Each Shareholder may have a standard deviation relative to daily trading volume if the afternoon trading session volume lightens significantly relative to the trading market morning session.  That standard deviation is not to exceed 2% of the daily trading volume.

The obligations and restrictions of the Shareholder as set forth in Section 1.1 and Section 1.2 are defined as the “Trading Restrictions”.

1.3.  “Transfer” means the direct or indirect, offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise. This includes private transfers to any beneficial owner. For the sake of clarity, and without limiting any other provision of this Agreement, the Shareholder agrees and confirms that a distribution of any Shares to such Shareholder’s security holders, shareholders, members, or other owners, directly or indirectly, and by the operation of law or otherwise, shall be deemed a Transfer hereunder, and shall be prohibited by the terms of this Agreement.

1.4.  Any attempted Transfer of Shares by any Shareholder which is not in compliance with this Agreement or which is in violation of the terms of this Agreement shall be void ab initio.

2.  Representations and Warranties of Each Shareholder. Each Shareholder individually, and not jointly or severally, represents, warrants and agrees that:

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.

2.1.  The Shareholder is the sole record and beneficial owner of the Shares and has good and marketable title to all of the Shares. Shareholder has sole managerial and dispositive authority with respect to the Shares and has not granted any person a proxy or option to buy the Shares that has not expired or been validly withdrawn.

2.2.  The Shares and any certificate evidencing such Shares and/or any book-entry notation representing the Shares, may, at the request of the Company, be stamped or otherwise imprinted or noted with a conspicuous legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN TRADING AGREEMENT (A/K/A A LOCK-UP AND LEAK OUT AGREEMENT) BETWEEN CERTAIN SHAREHOLDERS OF THE COMPANY, INCLUDING THE HOLDER, AND THE COMPANY, DATED AS OF OCTOBER 31, 2020. A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

3.  Right to Reject Dispositions. In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (ii) to imprint on any certificate representing Shares beneficially owned by a Shareholder (or any book-entry relating to such Shares) with a legend describing the restrictions contained herein.

4.  Power and Authority. Each party hereto respectively represents and warrants that such party has full power and authority to enter into this Agreement and that, upon request of the Company, each Shareholder will execute any additional documents necessary in connection with the enforcement hereof.

5.  No Assignment; Binding Nature. No party may assign this Agreement in whole or in part, without the written consent of the other parties. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

6.  Inspection of Records. On the first day of each calendar month during the Trading Period, all Shareholders shall produce their prior month’s trading records for inspection by the Company, for all brokerage accounts. Failure to timely produce such trading records shall be a violation of this Agreement and the Company may thereafter, in its sole discretion, cause the transfer agent to suspend further transfers and/or may seek injunctive relief to stop sales of any shares held in a trading account by the applicable Shareholder who has not complied with the terms of this Section 6.

7.  Miscellaneous.

7.1.  Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.

invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.2.  Entire Agreement of the Parties. The Agreement constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. No covenant, representations, or conditions, which are not expressed in the Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

7.3.  Further Assurances. All parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement.

7.4.  Specific Performance. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled. The Shareholder therefore agrees that, in the event of any such breach or threatened breach of this Agreement or the terms and conditions hereof by the Shareholder, the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

7.5.  Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. Any judicial proceeding brought by or any party regarding any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas, or in the United States District Court for the State of Texas and, by execution and delivery of this Agreement, each party hereby submits to the jurisdiction of such courts.

7.6.  Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.

herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

7.7.  Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.

IN WITNESS WHEREOF, parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above.

THE COMPANY: Rapid Therapeutic Science Laboratories, Inc. By: /s/ Donal R. Schmidt, Jr. Its: CEO
Printed Name: Donal R. Schmidt, Jr.

[Signature Pages of Shareholders follow.]

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.

SHAREHOLDERS:

Duane Drinkwine

By: /s/ Duane Drinkwine

Printed Name:

Shares Beneficially Owned: 2,000,000

Trading Agreement (a/k/a Lock-up and Leak-out Agreement)

Shareholders of Rapid Therapeutic Science Laboratories, Inc.